EXHIBIT 21
                                                               Page 1 of 3

                    LIST OF SUBSIDIARIES OF INGERSOLL-RAND COMPANY

             The following list represents the principal subsidiaries of the company all of which (except as otherwise indicated) are deemed to be 100% owned, directly or indirectly, and whose financial statements are included in the consolidated statements. The subsidiaries of Ingersoll-Dresser Pump Company (IDP), a general partnership owned 51% by the company, are deemed to be 100% owned by IDP directly or indirectly. The names of particular subsidiaries omitted, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

          SUBSIDIARIES OF INGERSOLL-RAND COMPANY

          California Pellet Mill Company                      California
            CPM/Europe BV                                     Netherlands
            CPM/Europe Limited (Ireland)                      Ireland
            CPM/Europe S.A.                                   France
            CPM/Pacific (Private) Limited                     Singapore
              California Pellet Mill Europe Limited           England
          Clark Equipment Company                             Delaware
            Automotive Products Company                       Delaware
            Blaw-Knox Construction Equipment Corporation      Delaware
              Clark Equity Company                            Delaware
              Clark Industries Company                        Delaware
                Blaw-Knox Company                             England
            Clark Business Services Corporation               Michigan
              Celfor Insurance Co., Ltd.                      Bermuda
              Clark Distribution Services Inc.                Michigan
                CDS Midwest, Inc.                             Michigan
              Clark Equipment Belgium N.V.                    Belgium
              Clark Equipment of Canada Ltd.                  Canada
              Clark Foreign Sales Corporation                 Barbados
              Ingersoll-Rand Italiana S.p.A.                  Italy
                Clark-Hurth Components S.A.R.L.               France
              Clark-Hurth Components Marketing Company        Delaware
              Clark-Hurth Components Vertriebs GmbH           Germany
              Melroe Equipment Limited                        Canada
              Melroe Parts Trading GmbH                       Germany
            Club Car, Inc.                                    Delaware
              Club Car International, Inc.                    Guam
              Club Car Limited                                New Zealand
          Ingersoll-Rand China Limited                        Delaware
          Ingersoll-Rand International, Inc.                  Delaware
          Ingersoll-Rand International Sales Inc.             Delaware
          Ingersoll-Rand International Holding Corporation    New Jersey
            Ingersoll-Rand S.A.                               Switzerland
            Woodcliff Insurance, Ltd.                         Bermuda



                                  176

                                                              EXHIBIT 21
                                                              Page 2 of 3


          Ingersoll-Rand Worldwide, Inc.                      Delaware
          Northern Research & Engineering Company             Massachusetts
          Schlage Lock Company                                California
            Von Duprin, Inc.                                  Indiana
          Schlage de Mexico S.A. de C.V.                      Mexico
          Silver Engineering Works, Inc.                      Colorado
          The Torrington Company                              Delaware
            Kilian Manufacturing Corporation                  Delaware
            Torrington Holdings, Inc.                         Delaware
            Industrias del Rodamiento S.A.                    Spain
              Ingersoll-Rand Iberica, S.L.                    Spain
          Compagnie Ingersoll-Rand                            France
            Ingersoll-Rand Equipements de Production S.A.     France
            Ingersoll-Rand Equipements de Construction        France
              Establissements Montabert S.A.                  France
            S.A. Charles Maire                                France
            Torrington France, S.A.R.L.                       France
          Ingersoll-Rand (Australia) Ltd.                     Australia
            Ingersoll-Rand S.E. Asia (Private), Limited       Singapore
          Ingersoll-Rand Benelux                              Belgium
            N.V. Aro S.A.                                     Belgium
          Ingersoll-Rand Canada, Inc.                         Canada
            Torrington, Inc.                                  Canada
              Torrington Industria e Comercio Ltda.           Brazil
            Ingersoll-Rand World Trade Ltd.                   Bermuda
            Ingersoll-Rand (Barbados) Corporation             Barbados
            Torrington Beteiligungs GmbH                      Germany
          Torrington GmbH                                     Germany
            Torrington Nadellager GmbH                        Germany
          Ingersoll-Rand GesmbH (Austria)                     Austria
          Ingersoll-Rand Sales Company Limited                Delaware
            Ingersoll-Rand Holdings Limited                   England
              Ingersoll-Rand Company Limited                  England
              Ingersoll-Rand Company South Africa
                (Proprietary) Ltd.                            South Africa
              The Torrington Company Limited                  England
              The Aro Corporation (U.K.) Limited              England
          Ingersoll-Rand Beteiligungs GmbH                    Germany
            ABG Allgemeine Baumaschinen-Gesellschaft mbH      Germany
            ABG Verwaltungs GmbH                              Germany
              ABG Werke GmbH                                  Germany
            Ingersoll-Rand GmbH                               Germany
            Ingersoll-Rand Beteiligungs und
              Grundstucks Verwaltungs GmbH                    Germany














                                     177


                                                              EXHIBIT 21
                                                              Page 3 of 3


          Ingersoll-Rand (India) Ltd. (74% owned by
            the company)                                      India
          Ingersoll-Rand Japan Ltd.                           Japan
          Ingersoll-Rand Philippines, Inc.                    Philippines
          Ingersoll-Rand AB                                   Sweden
          Ingersoll-Rand Services & Engineering Company       Switzerland
            Ingersoll-Rand Acceptance Company, S.A.           Switzerland
            Ingersoll-Rand Investment Company, S.A.           Switzerland
              G. Klemm Bohrtechnik GmbH                       Germany
          Ingersoll-Rand S.A. de C.V.                         Mexico

          SUBSIDIARIES OF INGERSOLL-DRESSER PUMP COMPANY

          Worthington Argentina S.A.I.C.                      Argentina
          Ingersoll-Dresser Pumps (Australia) Pty. Limited    Australia
          Worthington GmbH                                    Austria
          Worthington Industria e Comercio Ltda.              Brazil
          Ingersoll-Dresser Pump Canada Inc.                  Canada
          Ingersoll-Dresser Pumps de Colombia S.A.            Colombia
          Worthington Centroamericana Ltda.                   Costa Rica
          Ingersoll-Dresser Pompes                            France
            IDP Pleuger                                       France
            IDP International                                 France
          Deutsche Ingersoll-Dresser Pumpen GmbH              Germany
            Ingersoll-Dresser Pumpen GmbH                     Germany
            Pleuger Worthington GmbH                          Germany
          Ingersoll-Dresser Pumps S.p.A.                      Italy
            Worthington S.p.A.                                Italy
          Ingersoll-Dresser Pump (Asia) Pte. Ltd.             Singapore
          Ingersoll-Dresser Pump S.A.                         Switzerland
            Ingersoll-Dresser Pump Services Sarl              Switzerland
          ID Pump AG                                          Switzerland
            Ingersoll-Dresser Pump Nederland B.V.             Netherlands
          Ingersoll-Dresser Pumps (UK) Limited                England
            Ingersoll-Dresser Pumps Newark Limited            England
          Bombas Ingersoll-Dresser de Venezuela, C.A.
            (51% owned by IDP)                                Venezuela
          IDP Alternate Energy Company                        Delaware
            Mascoma Hydro Corporation                         New Hampshire
            Pump Investments, Inc.                            Delaware
            Energy Hydro Inc.                                 Delaware
              Compania Ingersoll-Dresser Pump, S.A.           Spain




